Exhibit 10.24

AMENDMENT TO THE

AUTOLIV, INC. 1997 STOCK INCENTIVE PLAN,

AS AMENDED AND RESTATED AS OF MAY 6, 2009

This Amendment to the Autoliv, Inc. 1997 Stock Incentive Plan, as amended and restated as of May 6, 2009 (the “Plan”), is hereby adopted by the Board of Directors of Autoliv, Inc. (the “Company”).

1. The Plan is hereby amended, effective as of December 31, 2010, by deleting Section 3 in its entirety and replacing it with the following:

“3. Limitation on Aggregate Shares and Individual Awards. The number of shares of Common Stock with respect to which awards may be granted under the Plan and which may be issued upon the exercise or payment thereof shall not exceed, in the aggregate, a number of shares equal to the sum of (a) 9,300,000 plus (b) 285,000 shares issuable in connection with options to purchase shares of Common Stock of Morton which are exchanged for options (the “Exchanged Options”) to purchase Common Stock of the Company in connection with the Transaction; provided, however, that to the extent any awards expire unexercised or unpaid or are cancelled, terminated or forfeited in any manner without the issuance of shares of Common Stock thereunder, ~~or if the Company receives any shares of Common Stock as the exercise price of any award (up to a maximum of 800,000 shares so received by the Company),~~ such shares shall again be available under the Plan. Such shares of Common Stock may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee shall determine. The maximum aggregate number of shares of Common Stock subject to certain awards under the Plan in any calendar year to any one Participant shall be as follows: options or SARs, 300,000 shares; restricted stock, restricted stock units or deferred stock units, 300,000 shares; and any other stock-based awards, 300,000 shares. The maximum aggregate amount that may be paid with respect to cash-based awards under the Plan to any one Participant in any calendar year shall be $3,000,000.”

2. Except as expressly amended hereby, the terms of the Plan shall be and remain unchanged and the Plan as amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on the day and year first above written.

AUTOLIV, INC.

By:	/s/ Lars Sjöbring
Authorized Officer